Exhibit 5

December 19, 2003

Household Finance Corporation

2700 Sanders Road

Prospect Heights, IL 60070

Re:       Household Finance Corporation

   Registration Statement on Form S-3

   For $10,000,000,000 of Debt Securities

   And Warrants to Purchase Debt Securities

Ladies and Gentlemen:

As Vice President and General Counsel – Treasury & Corporate Law of Household International, Inc., the parent company of Household Finance Corporation, a Delaware corporation (“HFC”), I am generally familiar with the proceedings in connection with HFC’s Registration Statement on Form S-3 (the “Registration Statement”) in which $10,000,000,000 aggregate principal amount of Debt Securities and Warrants to Purchase Debt Securities of HFC are being registered. Each issuance of Debt Securities constituting senior debt of HFC will be issuable under one of the following Indentures, currently executed by the parties thereto: (i) an indenture dated as of October 1, 1992 between HFC and U.S. Bank Trust National Association (formerly known as First Trust of Illinois, National Association, as successor in interest to Bank of America Illinois, formerly known as Continental Bank, National Association), as Trustee (the “U.S. Bank Indenture”), (ii) an indenture dated as of April 1, 1995 between HFC and J.P. Morgan Trust Company, National Association (as successor in interest to Bank One, National Association, formerly known as The First National Bank of Chicago), as Trustee (the “J.P. Morgan Indenture”), and (iii) an indenture dated as of December 19, 2003 between HFC and BNY Midwest Trust Company, as Trustee (the “BNY Indenture”). Debt Securities constituting senior subordinated debt of HFC will be issuable under an Indenture dated as of March 15, 1990, between HFC and BNY Midwest Trust Company (formerly known as Harris Trust and Savings Bank), as Trustee (the “BNY Subordinated Indenture”). The Warrants, if and when issued, will be issuable under a warrant agreement between HFC and a national or state banking institution (the “Warrant Agreement”). The foregoing Indentures and the forms of the Warrant Agreement have been filed with the Securities and Exchange Commission (the “Commission”) as exhibits to the Registration Statement.

December 19, 2003

Based upon my review of the records and documents of HFC, I am of the opinion that:

1.	HFC is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

2.	The U.S. Bank Indenture, J.P. Morgan Indenture, BNY Indenture and BNY Subordinated Indenture have been duly authorized, executed and delivered by HFC, and constitute valid and legally binding instruments of HFC enforceable in accordance with their terms, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.	Any Warrant Agreement will, after being duly authorized, executed and delivered by HFC, constitute a valid and legally binding instrument of HFC enforceable in accordance with its terms, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.	When the issuance of the Debt Securities and the Warrants to Purchase Debt Securities, as the case may be, has been duly authorized by appropriate corporate action, and such Debt Securities and Warrants to Purchase Debt Securities have been duly executed, authenticated, issued and delivered against payment of the agreed consideration therefor in accordance with the Indenture or the Warrant Agreement, and as described in the Registration Statement, including the Prospectus and Prospectus Supplement relating to such Debt Securities and Warrants to Purchase Debt Securities, such Debt Securities and Warrants to Purchase Debt Securities will be legally and validly issued and will be the legal and binding obligations of HFC enforceable in accordance with their terms, except as enforcement of the provisions thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

December 19, 2003

I hereby consent to the use of my name and my opinion in any Prospectus and Prospectus Supplement filed pursuant to Rule 424 of Regulation C of the Securities Act of 1933, as amended (the “Act”), in connection with the Registration Statement filed with the Commission on or about December 19, 2003, including any references to my opinions set forth in the documents incorporated by reference therein, and to the filing of this consent as an exhibit to the Registration Statement. In giving such consent I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Patrick D. Schwartz

Patrick D. Schwartz